Exhibit 23(b)





                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 used to register 2.5 million of common stock for the Dividend Reinvestment and Stock Purchase Plan of our reports dated January 25, 1995, included in and incorporated by reference in Western Resources, Inc.'s Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this Registration Statement.

                                              ARTHUR ANDERSEN LLP

Kansas City, Missouri
September 5, 1995